Exhibit 99.1

VantageMed Announces Appointment of Chief Financial Officer

RANCHO CORDOVA, Calif.—May 22, 2003—VantageMed Corporation (OTCBB: VMDC.OB) announced today the appointment of Philip Ranger as Chief Financial Officer.  Mr. Ranger has over 20 years of financial management experience with 13 years in the software industry.  Mr. Ranger most recently served as Chief Financial Officer of venture funded Diligent Software Systems, a provider of sourcing and contract management solutions.  Prior to Diligent, Mr. Ranger served as Chief Financial Officer at several software companies including Inference Corporation and Ultradata Corporation, both of which traded on the Nasdaq. Mr. Ranger holds a Bachelor of Science degree in Business Administration from the University of Texas at Austin.

Richard M. Brooks, Chairman and Chief Executive Officer, said, “We are very pleased to announce the addition of Mr. Ranger to our team.  Mr. Ranger has extensive operational and financial business experience and will assist us in developing and executing the next phase of our business plan as we strive to yield growth and improved bottom line results in 2003.”

VantageMed is a provider of healthcare information systems and services distributed to over 12,000 customer sites through a national network of regional offices. Our suite of software products and services automates administrative, financial, clinical and management functions for physicians, dentists, and other healthcare providers and provider organizations.

CONTACT:
VantageMed Corporation
Investor Relations
Liesel Loesch
(916) 638-4744, ext. 213
investor@vantagemed.com